Luna Innovations Announces Receipt of Nasdaq Staff Determination Letter

ROANOKE, VA, (October 7, 2024) – Luna Innovations Incorporated (Nasdaq: LUNA) (the “Company”), a global leader in advanced fiber optic-based technology, today announced that on October 1, 2024, it received a staff determination letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, due to the Company’s failure to regain compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”), Nasdaq has determined (the “Determination”) that the Company’s securities will be scheduled for delisting from Nasdaq unless the Company requests an appeal of the determination to a Hearings Panel (the “Hearings Panel”).

The Letter was issued because the Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2023, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 or its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. Based on materials submitted to Nasdaq by the Company on April 2, 2024, May 17, 2024 and August 20, 2024, Nasdaq granted the Company an exception until September 30, 2024, to regain compliance with the Listing Rule.

The Determination will not result in the immediate suspension of trading or delisting of the Company’s securities. However, unless the Company requests an appeal of the Determination by October 8, 2024, trading of the Company’s common stock will be suspended from The Nasdaq Capital Market at the opening of business on October 10, 2024, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company plans to appeal the Determination to the Hearings Panel on or prior to October 10, 2024. The hearing request will automatically stay the suspension of the Company’s securities for a period of 15 days from the date of the request. In connection with its request for a hearing, the Company also intends to request that the Determination be further stayed pending the hearing process. According to the Letter, hearings are typically scheduled to occur approximately 30-45 days after the date of a company’s hearing request. Following the hearing, the Hearings Panel will issue a decision, which the Company may further appeal to the Nasdaq Listing Council for review.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, statements regarding

Nasdaq suspension and delisting processes. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the investigation being overseen by the Special Committee of the Board is still ongoing, the determinations with respect to the degree of transactions and relevant financial reporting periods implicated thereby, the resulting effects on the Company’s reported financial results and the delay in the Company’s reporting of its financial results and filing of its delinquent reports with the SEC, the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules, the possibility that the Nasdaq may delist the Company’s securities, as well as the other risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as in subsequent filings with the SEC. Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contact:

Allison Woody
Luna Innovations Incorporated
Phone: 540.769.8465
Email: woodya@lunainc.com

**************